               THIRD AMENDMENT TO AMENDED AND
        RESTATED SUBORDINATED NOTE PURCHASE AGREEMENT

Re:            $22,000,000  of  Amended and Restated  11.78%
               Subordinated Notes due March 10, 2000


                  Dated as of June 30, 1996

           This Third Amendment (the "Amendment") to the Amended and Restated Subordinated Note Purchase Agreement, dated as of December 23, 1993, as amended as of September 30, 1994 and as of April 12, 1996 (the "Existing Agreement"), is entered into as of June 30, 1996 by and among the Noteholders identified on the signature pages hereof (the "Noteholders") and Merisel Americas, Inc., a Delaware corporation (the "Company"). Capitalized terms used herein without definition shall have the same meanings herein as set forth in the Existing Agreement.

                           RECITAL

           The parties hereto have agreed to amend the Existing Agreement as hereinafter set forth.

           IN CONSIDERATION of the mutual promises and covenants set forth herein, the parties hereto agree as follows:

          SECTION 1.  AMENDMENTS TO THE EXISTING AGREEMENTS.

                (b)   Section 9.10 of the Existing Agreement
is  hereby amended by deleting Section 9.10 of the  Existing
Agreement and inserting in its place the following:

          "  9.10   Incorporated   Covenants.     The
          covenants  set  forth in Sections  6.6,  6.7,
          6.9,  6.13,  6.14, 6.23 (only insofar  as  it
          relates   to   the  Indenture   (as   defined
          therein)),  6.25  through  6.32,   and   6.35
          through  6.40 (the "Incorporated  Covenants")
          of  the  Senior  Note Purchase Agreement,  as
          last  amended by the Fourth Amendment thereto
          dated as of the date hereof (as amended,  the
          "Senior Note Agreement"), are incorporated by
          reference  into this agreement as  if  stated
          herein  in  full, together with  all  defined
          terms  used therein, provided, however,  that
          (i)    such   Incorporated   Covenants,    as
          incorporated herein, shall reflect that  they
          are   delivered  to  run  in  favor  of   the
          Noteholders, rather than to the  parties  set
          forth  therein,  and (ii) any  amendments  or
          modifications   to,   waivers   as   to,   or
          expiration    or    cancellation    of    (by
          cancellation, amendment or termination of the
          Senior  Note  Agreement or  otherwise),  such
          Incorporated Covenants subsequent  to  August
          12, 1996 shall only be deemed to amend, waive
          compliance  with, or terminate, as  the  case
          may  be,  such  Incorporated  Covenants,   as
          incorporated herein, if approved or consented
          to  by  the  holders of at least 66  2/3%  in
          aggregate  unpaid  principal  amount  of  the
          Notes  then outstanding; and provided further
          that  all  references  in  such  Incorporated
          Covenants,   as   incorporated   herein,   to
          payments on the notes issued under the Senior
          Note Agreement shall be deemed to continue to
          refer to payments on such notes; and provided
          further that the incorporation herein of  the
          Incorporation Covenants shall be  limited  to
          the  extent, and only to the extent necessary
          to avoid any prohibition or limitation on any
          payment  to  the  Noteholders;  and  provided
          further that if the Senior Note Agreement  is
          renewed  or  replaced by financing  on  terms
          that  contain covenants affording  protection
          to  the  Noteholders substantially equivalent
          to,  or greater than, the protection provided
          by   the   Incorporated  Covenants,   as   to
          substantially the same matters as are covered
          by  the Incorporated Covenants (financing  on
          such  terms,  the  "Replacement  Financing"),
          such  covenants contained in such renewal  or
          replacement   financing   shall   be   deemed
          incorporated herein.  The Company  shall,  on
          or  before the later of (i) 60 days after the
          date  on  which  all Designated  Senior  Debt
          (and,  to  the extent not otherwise  included
          herein,  all interest, fees, costs, expenses,
          and  other obligations thereunder)  has  been
          repaid  in  full in cash and all  commitments
          for  such Debt have been terminated and  (ii)
          July   31,   1997,  obtain  such  Replacement
          Financing.   In  the event that  the  Company
          renews  or extends the Senior Note Agreement,
          the last clause of the first sentence of this
          Section   9.10  shall  also  apply   to   any
          Replacement  Financing  that  replaces   such
          Senior   Note   Agreement   as   renewed   or
          extended.";

          SECTION 2.  CONDITIONS TO EFFECTIVENESS.

          The amendments set forth in Section 1 of this
Amendment  shall become effective as of June  30,  1996
upon   the   satisfaction  of  each  of  the  following
conditions  precedent on or prior to  August  12,  1996
(such latter date being referred to herein as the "Condition Satisfaction Date"):

                (a)  the execution and delivery of this
Amendment  by the Company and the requisite Noteholders
in   accordance  with  Section  14.4  of  the  Existing
Agreement;

                (b)  the representations and warranties
in this Amendment, and the Existing Agreement as amended by this Amendment (the "Amended Agreement"), shall be true, correct and complete in all respects on and as of the date hereof, and as of the Condition
Satisfaction Date, as though made on such dates (except to the extent that such representations and warranties relate solely to an earlier date, in which case they are true, correct and complete in all material respects as of such earlier date).
                              -2-

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                (c)   no  Default or Event  of  Default
shall result from the consummation of the transactions contemplated herein;

               (d)  the Company shall have paid to each
Noteholder the fee required by that certain letter dated on or about August 9, 1996 from the Company to the Noteholders;

                (e)  the Company shall have paid all of
the  reasonable  fees,  costs and  expenses  Andrews  &
Kurth,   L.L.P.,   incurred  by  the   Noteholders   in
connection with this Amendment as evidenced by invoice delivered to the Company, and shall have complied with their deposit obligations with Andrews & Kurth, L.L.P.;

               (f)  all conditions to the effectiveness
of the Fourth Amendment to the Senior Note Agreement, dated as of the date hereof, shall have been satisfied and such Fourth Amendment to the Senior Note Agreement shall have become effective; and

               (g)  the Company shall have delivered to
each of the Noteholders the equivalent of the documents
described in, and/or required under, Sections  3(a)(iv)
and  (vii)  of the Fourth Amendment to the Senior  Note
Agreement   (each   of   which  shall   be   reasonably
satisfactory in form and substance to the Noteholders and their counsel), each as relates to the Company, and each shall be delivered addressed to the Noteholders, as applicable.

           SECTION 3.  REPRESENTATION AND WARRANTIES OF
THE COMPANY.

           In order to induce the requisite Noteholders under Section 14.4 of the Existing Agreement to enter into this Amendment and to amend the Existing Agreement in the manner provided herein, the Company represents and warrants to each Note holder that the following statements are true, correct and complete:

               (a)  Corporate Power and Authority.  The
Company has all requisite corporate power and authority
to  enter  into  this Amendment and to  carry  out  the
transactions   contemplated   by,   and   perform   its
obligations under, the Amended Agreement.

                (b)  Authorization of Agreements.   The
execution and delivery of this Amendment and the performance of the Amended Agreement have been duly authorized by all necessary corporate action by the Company.

                (c)   No  Conflict.  The execution  and
delivery  by  the  Company of this  Amendment  and  the
performance by the Company of the Amended Agreement  do
not and will not (i) violate any provision of law, rule
or  regulation applicable to the Company or any of  its
Subsidiaries,  the  Certificate  of  Incorporation   or
bylaws of the Company or any of its Subsidiaries,  (ii)
conflict  with,  result in a breach  of  or  constitute
(with  due  notice or lapse of time or both) a  default
under  any  material  contractual  obligation  of   the
Company or any of its Subsidiaries, (iii) result in or require the creation or imposition of any Lien upon any of its properties or assets, or (iv) require any
                             -3-

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approval of stockholders or any approval or consent  of
any Person under any contractual obligation of the Company or any of its Subsidiaries.

                (d)   Conditions Met.   The  conditions
contained in Sections 2(b), (c) and (f) hereof have been satisfied or will have been satisfied on or prior to August 12, 1996.

                 (e)    Governmental   Consents.    The
execution   and  delivery  by  the  Company   of   this
Amendment, and the performance by the Company of the Amended Agreement, do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any Federal, state or other governmental authority or regulatory body.

               (f)  Binding Obligation.  This Amendment
and  the  Amended Agreement are the legally  valid  and
binding obligations of the company, enforceable against
it in accordance with their respective terms, except as
enforcement  may be limited by bankruptcy,  insolvency,
reorganization,  moratorium  or  other   similar   laws
relating to or limiting creditors' rights generally or by equitable principles to enforceability.

                  (g)    Other   Representations    And
Warranties. Each of the representations and warranties contained in Section 4 of the Fourth Amendment to the Senior Note Agreement is true and correct in all material respects.

          SECTION 4.  MISCELLANEOUS.

                (a)   Reference to and  Effect  on  the
Existing Agreement.  On and after the effective date of
this   Amendment,  each  reference  in   the   Existing
Agreement  to "this Agreement," "hereunder,"  "hereof,"
"herein," or words of like import referring to the Existing Agreement, shall mean and be a reference to the Existing Agreement as amended by this Amendment.

                (b)   Execution and Counterparts.  This
Amendment may be executed, including by facsimile, in any number of counterparts, and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts taken together shall constitute one and the same instrument.

                (c)   Headings.  Section and subsection
headings in this Amendment are included herein for evidence of reference only and shall not constitute a part of this Amendment for any other purpose of be given any substance effective.

               (d)  Applicable Law.  THIS AMENDMENT AND
THE  RIGHTS  AND OBLIGATIONS OF THE PARTIES HERETO  AND
ALL  OTHER  ASPECTS HEREOF SHALL BE DEEMED TO  BE  MADE
UNDER, SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND
ENFORCED  IN ACCORDANCE WITH, THE LAWS OF THE STATE  OF
CALIFORNIA.
                             -4-

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                (e)  Each of the Noteholders represents
that the portion of the principal balance of the Notes held as of August 9, 1996 by such Noteholder is as set forth on Schedule A hereto.

           IN  WITNESS  WHEREOF, the  Company  and  the
Noteholders have caused this Amendment to be duly executed by this respect duly authorized officers, all as of the day and year first above written.

                              MERISEL AMERICAS, INC.


                              By:

                                   Name:
                                   Title:

                              BEAR STEARNS & CO. INC.


                              By:

                                   Name:
                                   Title:

                              GOLDMAN, SACHS & CO.


                              By:

                                   Name:
                                   Title:

                              INCE & CO., as nominee for
                              THE CANADA LIFE ASSURANCE
                              COMPANY


                              By:

                                   Name:
                                   Title:

                              NOMURA HOLDING AMERICA, INC.


                              By:

                                   Name:
                                   Title:

                              PAN AMERICAN LIFE INSURANCE
                              COMPANY


                              By:

                                   Name:

                                   Title:

                              EXHIBIT A



          Bear Stearns & Co. Inc.              $ 11,200,000

          Goldman, Sachs & Co.                  $   400,000

          Ince & Co., as nominee for
          The Canada Life Assurance Company     $ 4,000,000

          Nomura Holding America, Inc.          $   400,000

          Pan American Life Insurance Company   $ 1,600,000


                    TOTAL                      $ 17,600,000